                       ANALYSTS INTERNATIONAL CORPORATION


                                   EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT

                            YEAR ENDED JUNE 30, 1999


                                            State or              Percentage
                                          Jurisdiction             of Voting
                                        of Incorporation       Securities Owned
                                        ----------------       ----------------
Subsidiaries
------------
AiC Analysts Limited                     United Kingdom              100%